Exhibit 99.1

Cancer Genetics Announces $17.5 Million Common Stock Offering Priced At-the-Market under Nasdaq Rules

RUTHERFORD, N.J., February 10, 2021 (GLOBE NEWSWIRE) — Cancer Genetics, Inc. (the “Company”) (Nasdaq: CGIX), a leader in drug discovery and preclinical oncology and immuno-oncology services, today announced that it has entered into securities purchase agreements with certain healthcare-focused institutional investors to raise approximately $17.5 million through the issuance of 2,777,778 shares of its common stock at a purchase price of $6.30 per share of common stock in a registered direct offering priced at-the-market under Nasdaq rules. The closing of the offering is expected to occur on or about February 16, 2021, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The Company currently intends to use the net proceeds from the offering for general corporate purposes, including working capital and capital expenditures. The net proceeds are also expected to be available to the combined company once the previously announced merger with StemoniX closes, which is subject to stockholder approval.

The shares described above are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-239497) filed with the Securities and Exchange Commission (SEC) on June 26, 2020 and declared effective on July 21, 2020. The offering of the securities described herein will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the securities being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, by telephone at (646) 975-6996, or email at placements@hcwco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Cancer Genetics, Inc.

Through its vivoPharm subsidiary, Cancer Genetics offers proprietary preclinical test systems supporting drug discovery programs valued by the pharmaceutical industry, biotechnology companies, and academic research centers. The Company is focused on precision and translational medicine to drive drug discovery toward novel and repurposed therapies. vivoPharm specializes in conducting studies tailored to guide drug development, starting from compound libraries and ending with a comprehensive set of in vitro and in vivo data and reports, which are needed for Investigational New Drug filings. vivoPharm operates in the Association for Assessment and Accreditation of Laboratory Animal Care International (AAALAC) accredited and GLP compliant audited facilities. For more information, please visit www.cancergenetics.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to Cancer Genetics, Inc.’s expectations regarding future financial and/or operating results, the proposed offering of Cancer Genetics, Inc.’s shares of common stock, including as to the completion of the registered direct offering described above, the satisfaction of customary closing conditions related to the registered direct offering and the intended use of net proceeds from the registered direct offering, potential for our tests and services and future revenues or growth in this press release constitute forward-looking statements.

Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in our ability to satisfy closing conditions and as to the timing, size and completion of the registered direct offering; and market and other conditions; our ability to satisfy all closing conditions to the merger with StemoniX, Inc., including financing conditions and Nasdaq listing requirements, our attempts to adapt to the global coronavirus pandemic, achieve profitability by increasing sales of our pre-clinical services, maintain our existing customer base and avoid cancellation of customer contracts or discontinuance of trials, raise capital to meet our liquidity needs, and market and other conditions, properly evaluate strategic options, and other risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2019, Form 10-Q for the quarter ended September 30, 2020 and Form S-4 filed on October 16, 2020, as amended on February 8, 2021, along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

Investor Contacts:

Jennifer K. Zimmons. Ph.D.

Investor Relations

Zimmons International Communications, Inc

Email: jzimmons@zimmonsic.com

Phone: +1.917.214.3514